QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-57962, 333-89866, 333-106378 and 333-107163) and the Registration Statements on Form S-8 (Nos. 333-45954, 333-45956, 333-55614, 333-55946 and 333-103475) of Avaya Inc. of our report dated November 27, 2002 relating to the financial statements, which appears in the 2002 Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K/A. We also consent to the incorporation by reference of our report dated November 27, 2002 relating to the financial statement schedule, which appears in this Annual Report on Form 10-K/A.

PricewaterhouseCoopers LLP New York, New York August 11, 2003

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS